Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF UNITED AIRLINES HOLDINGS, INC.
ARTICLE 1

Definitions
As used in these Restated Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:
1.1    “Assistant Secretary” means an Assistant Secretary of the Corporation.
1.2    “Assistant Treasurer” means an Assistant Treasurer of the Corporation.
1.3    “Board” means the Board of Directors of the Corporation.
1.4    “Chairperson” means the Chairperson of the Board.
1.5    “Change in Ownership” means any sale, disposition, transfer or issuance or series of sales, dispositions, transfers and/or issuances of shares of the capital stock by the Corporation or any holders thereof which results in any person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances and without regard to cumulative voting rights) to elect a majority of the Board.
1.6    “Chief Executive Officer” means the Chief Executive Officer of the Corporation.
1.7    “Common Stock” means the Common Stock, par value $0.01 per share, of the Corporation.
1.8    “Corporation” means United Airlines Holdings, Inc.
1.9    “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
1.10    “Director” means a member of the Board.
1.11    “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.
1.12    “Entire Board” means all Directors who would be in office if there were no vacancies.
1.13    “Entire Committee” means, with respect to any committee, all members of such committee who would serve on such committee if there were no vacancies.
1.14    “Fundamental Change” means the occurrence of any of the following: (a) any sale, transfer or disposition of more than 50% of the property or assets of the Corporation and its subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for

(x) a merger which is effected solely to change the state of incorporation of the Corporation or (y) a merger in which the Corporation is the surviving person and, after giving effect to such merger, the holders of the capital stock of the Corporation as of the date immediately prior to the merger or consolidation shall continue to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
1.15    “General Counsel” means the General Counsel of the Corporation.
1.16    “Preferred Stock” means the Preferred Stock, without par value, of the Corporation.
1.17    “President” means the President of the Corporation.
1.18    “Restated Certificate” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.
1.19    “Restated Bylaws” means the Amended and Restated Bylaws of the Corporation, as amended from time to time.
1.20    “Secretary” means the Secretary of the Corporation.
1.21    “Stockholders” means the stockholders of the Corporation.
1.22    “Treasurer” means the Treasurer of the Corporation.
1.23    “Union Directors” means those directors of the Corporation elected by the holders of Class Pilot MEC Junior Preferred Stock and the Class IAM Junior Preferred Stock pursuant to Article Fourth, Parts II and III of the Restated Certificate.
1.24    “Vice President” means a Vice President of the Corporation.
ARTICLE 2

Stockholders’ Meetings
2.1    Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business as may properly be brought before the meeting in accordance with these Restated Bylaws at an hour and date as shall be determined by the Board and designated in the notice of meeting. The Board may postpone, reschedule or cancel any annual meeting of Stockholders.
2.2    Special Meetings.
(a)    A special meeting of the Stockholders may be called by (i) both the Chief Executive Officer and the Chairperson or (ii) the Board, and at an hour and date as shall be determined by them. The Board may postpone, reschedule or cancel any special meeting of Stockholders previously called pursuant to this Section 2.2(a).
(b)    Subject to this Section 2.2 and other applicable provisions of these Restated Bylaws, a special meeting of Stockholders shall be called by the Secretary upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more Stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty-five percent (25%) aggregate “net long position” of the outstanding Common Stock (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year

Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of Common Stock on the Nasdaq Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding Common Stock; and (y) the net long position of such holder shall be reduced by the number of shares of Common Stock as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and which derivative or other agreement, arrangement or understanding remains in effect. Whether the requesting holders have submitted valid Special Meeting Requests representing the Requisite Percentage and complying with the requirements of this Section 2.2 and related provisions of these Restated Bylaws (a “Valid Special Meeting Request”) shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the Stockholders.
(c)    In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of Stockholders of record submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the requested special meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such Stockholder of record signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each Stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such Stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each Stockholder signing the Special Meeting Request in the business desired to be brought before the special meeting and any other information that would be required to be set forth pursuant to Section 2.10(a)(3)(C) of these Restated Bylaws if such business were proposed to be brought at an annual meeting of Stockholders, (v) include documentary evidence that the Stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; provided, however, that if the Stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary, (vi) an agreement by each of the Stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the

Corporation promptly in the event of any decrease in the net long position held by such Stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such Stockholder or beneficial owner to the extent of such reduction and (vii) unless such Stockholder or beneficial owner is a Solicited Stockholder (as defined below), (I) contain any other information that would be a Disclosable Interest, as defined in Section 2.10(a)(3)(A)(xix) of these Restated Bylaws, if such Stockholder or beneficial owner, as applicable, were a Proposing Person, as defined in Section 2.10(a)(2) of these Restated Bylaws; (II) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information as to each proposed Director candidate that would be required to be set forth with respect to a Proposed Nominee pursuant to Section 2.10(a)(3)(B) of these Restated Bylaws; and (III), contain the information required to be disclosed pursuant to Sections 2.10(a)(3)(D), (F) and (G) of these Restated Bylaws. A “Solicited Stockholder” means any Stockholder that has provided a Special Meeting Request in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act. Each Stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 2.2 in accordance with the requirements of Section 2.10(a)(4) of these Restated Bylaws. Any requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. There shall be no requirement to hold a special meeting (and the Board may cancel the special meeting) if the unrevoked (taking into account any specific written revocation or any reduction in the net long position held by such Stockholder, as described above) Special Meeting Requests represent in the aggregate less than the Requisite Percentage at any time after (a) a Valid Special Meeting Request has been delivered to the Secretary of the Corporation or (b) sixty (60) days following the earliest dated Special Meeting Request.
(d)    In determining whether Special Meeting Requests have met the requirements of this Section 2.2, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the Secretary within 60 days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.
(e)    If none of the Stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the Stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the Stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such Stockholder(s). A Special Meeting Request shall not be valid (and the Board shall have no obligation to call a special meeting in respect of such Special Meeting Request) if it relates to an item of business that is not a proper subject for Stockholder action under applicable law, was made in a manner that involved a violation of an applicable law or regulation, would violate the law, would cause the Corporation to violate the law or does not comply with the provisions of this Section 2.2. The procedures set forth in this Section 2.2 are the exclusive means by which items of business may be raised by Stockholders at a Stockholder Requested Special Meeting.
(f)    Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the

Board; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which a Valid Special Meeting Request has been delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, a Stockholder Requested Special Meeting need not be held if (i) the Board has called or calls a meeting of Stockholders to be held within 90 days after the Delivery Date and the business of such meeting includes (among any other matters properly brought forth before the meeting) an item of business that is identical or substantially similar (as determined in good faith by the Board, a “Similar Item”) to an item of business specified in the Special Meeting Request or Requests, (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, or (iii) the subject of such Special Meeting Request or Requests contains a Similar Item to an item of business that was voted on at any meeting of Stockholders held within 120 days prior to the Delivery Date (it being understood that, for purposes of this Section 2.2, the election or removal of Directors shall be deemed a Similar Item with respect to all items involving the election or removal of Directors).
(g)    For the avoidance of doubt, the Board may cancel any Stockholder Requested Special Meeting as specifically provided in the preceding provisions of this Section 2.2(b), and the Board may postpone or reschedule any Stockholder Requested Special Meeting of Stockholders.
(h)    If any information submitted by any Stockholder of record pursuant to this Section 2.2 shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.2. Any such Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.2 (including if such Stockholder or any other Proposing Person no longer intends to solicit proxies in support of any Director candidate proposed by such Stockholder in the Special Meeting Request in accordance with the representation made pursuant to Section 2.10(a)(3)(G)(ii)) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Stockholder shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by any Stockholder pursuant to this Section 2.2 and (B) a written affirmation of any information submitted by such Stockholder pursuant to this Section 2.2 as of an earlier date. If a Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.2.
(i)    If (A) any Proposing Person provides notice pursuant to Rule 14a-19 under the Exchange Act in connection with a Stockholder Requested Special Meeting and (B) (i) any Stockholder submitting a Special Meeting Request subsequently either (x) notifies the Corporation that such Proposing Person no longer intends to solicit proxies in support of any Director candidate proposed by such Stockholder in the Special Meeting Request in accordance with Rule 14a-19 under the Exchange Act or (y) such Stockholder or other Proposing Person fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) no other Proposing Party that has provided notice pursuant to Rule 14a-19 under the Exchange Act (x) intends to solicit proxies in support of the election of such Director candidate proposed by such Stockholder in the Special Meeting Request in accordance with Rule 14a-19 under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Director candidate shall be disregarded and no vote on the election of such Director candidate shall occur at the

Stockholder Requested Special Meeting (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19 under the Exchange Act in connection with a Stockholder Requested Special Meeting, the Stockholder(s) (other than any Solicited Stockholders) submitting the Special Meeting Request shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(j)    Any written notice, supplement, update or other information required to be delivered by a Stockholder to the Corporation pursuant to this Section 2.2 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each Stockholder entitled to vote at such meeting.
Any notice relating to a special meeting appropriately called pursuant to this Section 2.2 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation’s notice given pursuant to Section 2.4; provided, however, that nothing herein shall prohibit the Board from including in such notice and submitting to the Stockholders additional matters to be considered at any Stockholder Requested Special Meeting.
2.3    Place of Meetings. All meetings of Stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board or as specified or fixed in the respective notices. The Board may, in its sole discretion, determine that a meeting of the Stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL (or any successor provision thereto).
2.4    Notices of Stockholders’ Meetings. Except as otherwise provided in Section 2.5 or otherwise required by the Restated Certificate or applicable law, written notice of each meeting of Stockholders, whether annual or special, shall be given to each Stockholder required or permitted to take any action at, or entitled to notice of, such meeting not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, by delivering such notice to him or her, personally, by mail or by electronic transmission in the manner provided by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the stock ledger of the Corporation. Every notice of a meeting of Stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.5    Waivers of Notice. Whenever any notice is required to be given to any Stockholder under the provisions of the DGCL or these Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Notwithstanding any other provision in these Restated Bylaws, notice of any meeting of Stockholders shall not be required as to any Stockholder who shall attend such meeting in person or be represented by proxy, except when such Stockholder attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at such meeting because the meeting is not lawfully called or convened. If any Stockholder shall, in person or represented by proxy, waive notice of any meeting, whether before or after such meeting, notice thereof shall not be required as to such Stockholder.
2.6    Quorum Requirements and Required Vote at Stockholder Meetings.
(a)Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, at all meetings of Stockholders the presence, in person or represented by proxy, of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at a meeting of Stockholders shall constitute a quorum for the transaction of business; provided, however, that where a separate vote of a class or classes or series of stock is required, the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or classes or series shall constitute a quorum thereof entitled to take action with respect to such separate vote.
(b)Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, each holder of stock of the Corporation entitled to vote on any matter at any meeting of the Stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the Stockholders entitled to vote at the meeting. Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter at a meeting of Stockholders at which a quorum is present shall be the act of the Stockholders. Except as required by applicable law, the method of voting and the manner in which votes are counted shall be discretionary with the person presiding at the meeting.
(c)Except as otherwise required by the Restated Certificate, each Director shall be elected by vote of a majority of the votes cast with respect to that Director’s election in person or represented by proxy and entitled to vote on the election of Directors. Notwithstanding the foregoing, if the number of nominees exceeds the number of Directors to be elected at any meeting of Stockholders as of the date that is ten (10) days prior to the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not the proxy statement is thereafter revised or supplemented), then each Director shall be elected by a plurality of the votes cast in person or represented by proxy and entitled to vote on the election of Directors. For purposes of this Section 2.6(c), “majority of the votes cast” means that the number of shares voted “for” a Director exceeds the number of shares voted “against” that Director (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that Director’s election).
(d)    The holders of a majority in voting power of the shares entitled to vote and present in person or represented by proxy at any meeting of Stockholders, whether or not a quorum is present, may adjourn such meeting to another time and place. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called. Unless otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, no notice of an adjourned meeting need be given.
2.7    Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him or her by proxy executed in writing by the Stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact, but such proxy shall no longer be valid three (3) years after the date of such proxy. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.
2.8    Inspectors. The Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at the meeting of Stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL. The chairperson of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting.
2.9    Conduct of Stockholders’ Meetings. The Chief Executive Officer or the Chairperson of the Board, as designated by the Board, or, in their absence, the Lead Director, or in his or her absence, a designee of the Board, shall preside at all meetings of Stockholders. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the person presiding at the meeting, shall act as secretary of the meeting. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the person presiding at any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding at the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized proxies or such other persons as the person presiding at the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any Stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations including, without limitation, those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the person presiding at the meeting may deem appropriate regarding the participation by means of remote communication of Stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The person presiding at a Stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if such person should so determine, he or she shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding at the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.10    Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders. Any Stockholder who wishes to include nominations of persons for election to the Board in the Corporation’s proxy statement for an annual meeting of Stockholders pursuant to Section 2.13 must comply with Section 2.13. This Section 2.10 sets forth certain procedures required for Stockholders to nominate persons for election to the Board and the proposal of other business to be considered by the Stockholders at an annual meeting if the Stockholder does not wish the nomination or other business to be included in the Corporation’s proxy statement pursuant to Section 2.13 or in accordance with Rule 14a-8 of the Exchange Act.
(1)    Nominations of persons for election to the Board and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) if brought before the meeting by the Corporation and specified in the Corporation’s notice of meeting delivered pursuant to Section 2.4, (B) if brought before the meeting by or at the direction of the Board or (C) if brought before the meeting by a Stockholder who (i) was a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made by such Stockholder of record, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) at the time of giving of notice provided for in this Section 2.10 through the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with this Section 2.10 as to such nominations or other business. Except for proposals properly made in accordance with Rule 14a-8 of the Exchange Act, and included in the notice of meeting given by or at the direction of the Board, and except for nominations of persons for election to the Board pursuant to Section 2.13, the foregoing clause (C) shall be the exclusive means for a Stockholder to propose business to be considered or to propose any nominations of persons for election to the Board at an annual meeting of Stockholders.
(2)    Without exception, for any nominations of persons for election to the Board or other business to be properly brought before an annual meeting by a Stockholder, in each case, pursuant to clause (C) of paragraph (a)(1) of this Section 2.10, the Stockholder must (x) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and (y) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10. To be timely, a Stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day or earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.
For purposes of this Section 2.10, (A) the term “Proposing Person” means (i) the Stockholder of record providing the notice of a proposed nomination or other business proposed to be brought before a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, (iii) any affiliate or associate (for purposes of these Restated Bylaws, each within the meaning of Rule 12b-2 under the Exchange Act) of such Stockholder, beneficial owner or any other Proposing Person, (iv) any person directly or indirectly controlling, controlled by or under common control with such Stockholder or beneficial owner, (v) any member of the immediate family of such Stockholder or beneficial owner sharing the same household, (vi) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Stockholder or such beneficial owner to be acting in concert with, such Stockholder, such beneficial owner or any other Proposing Person with respect to the stock of the Corporation, (vii) if such Stockholder or beneficial owner is not a natural person, any Responsible Person (as defined below), (viii) any beneficial owner of shares of stock of the Corporation owned of record by such Stockholder or any other Proposing Person (other than a Stockholder that is a depositary) and (ix) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder or any other Proposing Person with respect to any proposed business or nominations, as applicable; and (B) the term “Qualified Representative” of a Stockholder of record providing the notice of a proposed nomination or other business proposed to be brought before a meeting means (I) a duly authorized officer, manager or partner of such Stockholder or (II) a person authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such Stockholder to the Corporation prior to the making of any nomination or proposal at a Stockholder meeting stating that such person is authorized to act for such Stockholder as proxy at the meeting of Stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of Stockholders.
(3)    To be in proper form, a Stockholder’s notice (whether given pursuant to paragraph (a)(2) or paragraph (b) of this Section 2.10) shall set forth:
(A)As to each Proposing Person:
(i)    the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger); and
(ii)    the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (specifying the type of ownership), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; the date or dates on which such shares were acquired; and the investment intent of such acquisition;

(iii)     the name of each nominee holder for, and number of, any securities of      the Corporation owned beneficially but not of record by such Proposing Person and any pledge by such Proposing Person with respect to any of such securities;
(iv) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the capital stock of the Corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the capital stock of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the capital stock of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (I) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (II) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, and (III) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction;
(v) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Proposing Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Proposing Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(vi) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Proposing Person and any other Proposing Person or (II) between or among such Proposing Person or any other Proposing Person and any other person or entity (naming each such person or entity), including (x) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the capital stock of the Corporation and (y) any understanding, written or oral, that such Proposing Person may have reached with any Stockholder (including the name of such Stockholder) with respect to how such Stockholder will vote such Stockholder’s shares in the Corporation at any meeting of Stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Proposing Person;
(vii) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the capital stock of the Corporation (“Short Interests”);
(viii) any rights to dividends on the shares of any class or series of the capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;
(ix) any proportionate interest in shares of the Corporation or Synthetic Equity Interests held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(x) any significant equity interests or any Synthetic Equity Interests in any principal competitor of the Corporation held by such Proposing Person or any Stockholder Associated Person;
(xi) any direct or indirect interest of such Proposing Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(xii) a description of any material interest of such Proposing Person in the election of any Proposed Nominee, if applicable;
(xiii) a representation that (I) no Proposing Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) each Proposing Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.10;
(xiv) (I) a description of the investment strategy or objective, if any, of such Proposing Person who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Proposing Person that contains or describes the Proposing Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation;
(xv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing

Person, or such Proposing Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Proposing Person or such Proposing Persons associates pursuant to Item 5 or Item 6 of Schedule 13D;
(xvi) a certification regarding whether such Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and such Proposing Person’s acts or omissions as a Stockholder, if such Proposing Person is or has been a Stockholder of the Corporation;
(xvii) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any;
(xviii) a complete and accurate description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, Director, affiliate or associate of the Corporation; and
(xix) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nomination for election of Directors or the other business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (xix) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder of record directed to prepare and submit the information required by this Section 2.10 on behalf of a beneficial owner.
(B)    As to each person, if any, whom such Stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”):
(i)    all information with respect to such Proposed Nominee that would be required to be set forth in a Stockholder’s notice pursuant to this Section 2.10 if such Proposed Nominee were a Proposing Person;
(ii)    the principal occupation and employment of such Proposed Nominee;
(iii)    a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Stockholder within ten days after receiving such request);

(iv) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Stockholder within ten days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any Voting Commitment (as defined in Section 2.13(a)(10)) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a Director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or a Director nominee that has not been disclosed to the Corporation; (III) will, if elected as a Director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Restated Certificate, these Restated Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) intends to serve a full term as a Director, if elected; (V) will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (VI) will tender his or her resignation as a Director if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 2.10(a)(3)(B)(iv) in all material respects, provides such Proposed Nominee of notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within ten business days after delivery of such notice to such Proposed Nominee;
(v) a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
(vi) all information relating to such Proposed Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such Proposed Nominee’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a Director if elected); and
(vii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and such Proposed Nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;
(C)    As to any business other than nominations for election of Directors that such Stockholder proposes to bring before the meeting:
(i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of any Proposing Person;
(ii)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Restated Certificate or these Restated Bylaws, the language of the proposed amendment);
(iii)     a reasonably detailed description of all agreements, arrangements and understandings (I) between or among any of the Proposing Persons and (II) between or among any Proposing Person and any other record or beneficial owner of capital stock of the Corporation (including their names) in connection with the proposal of such business by such Stockholder; and

(iv) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the solicitation of proxies in support of such proposed business.
(D)    (i) if such Stockholder (or the beneficial owner(s) on whose behalf such Stockholder is submitting a notice to the Corporation) is not a natural person, the identity of the natural person or persons associated with such Stockholder or beneficial owner responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Stockholder or beneficial owner, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Stockholder or beneficial owner to propose such business or nomination to be brought before the meeting and (ii) if such Stockholder or beneficial owner is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Stockholder or beneficial owner to propose such business or nomination to be brought before the meeting;
(E) identification of the names and addresses of other Stockholders (including beneficial owners) known by such Stockholder (or the beneficial owner(s) on whose behalf such Stockholder is submitting a notice to the Corporation) to support the nomination(s) or other business proposal(s) submitted by such Stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other Stockholder(s) or other beneficial owner(s);
(F)    a representation that such Stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Stockholder (or a Qualified Representative of such Stockholder) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and
(G) a representation from such Stockholder as to whether such Stockholder or any other Proposing Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Stockholder to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, (ii) to solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (iii) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(4)    A Stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraph (a)(2) or paragraph (b) of this Section 2.10) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed since such Stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 2.10. If a Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.10.
The Corporation may also require any Stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting to furnish such other information (i) as may be reasonably required by the Corporation to determine the eligibility or suitability of any Proposed Nominee to serve as a Director or (ii) that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a Director and for determining and disclosing the independence of Directors, including those applicable to a Director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten days after it has been requested by the Corporation. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten days following any reasonable request therefor from the Board or any committee thereof.
(5)    Notwithstanding anything in paragraph (a)(2) of this Section 2.10 to the contrary, in the event that the number of Directors to be elected to the Board at the meeting is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least ten days before the last day a Stockholder could otherwise deliver a notice of nomination in accordance with such paragraph (a)(2) of this Section 2.10, a Stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meeting of Stockholders.
Only such business shall be conducted at a special meeting of Stockholders called pursuant to Section 2.2 as shall have been properly brought before such meeting in accordance with Section 2.2. Nominations of persons for election to the Board may be made at a special meeting of Stockholders called pursuant to Section 2.2(a) (a “Management Requested Special Meeting”) at which Directors are properly to be elected only (1) by or at the direction of the Board or (2) by any Stockholder who (A) was a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination is made by such Stockholder of record, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of giving of notice provided for in this Section 2.10 through the time of the Management Requested Special Meeting, (B) is entitled to vote at such Management Requested Special Meeting and (C) complied with this paragraph (b). For the avoidance of doubt, the provisions of Section 2.13 shall not apply to a special meeting of Stockholders, and the Corporation shall not be required to include a Director nominee of a Stockholder or group of Stockholders in the Corporation’s proxy statement or form of proxy or ballot for any special meeting of Stockholders pursuant to Section 2.13. Without exception, in order for a Stockholder to present any nominations of persons for election to the Board at such a Management Requested Special Meeting, pursuant to clause (2) of this paragraph (b), the Stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation. To be timely, a Stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to the date of such Management Requested Special Meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such special meeting and (y) the tenth day following the day on which public announcement is first made by the Corporation of the date of such Management Requested Special Meeting. In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of a Management Requested Special Meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. To be in proper written form, a Stockholder’s notice shall comply with clauses (3) through (5) of paragraph (a) of this Section 2.10, as if such notice were being submitted in connection with an annual meeting of Stockholders.
(c)    General.

(1)    Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors as may be provided in a designation of rights relating to such series of Preferred Stock, including the holders of the Class Pilot MEC Junior Preferred Stock and the Class IAM Junior Preferred Stock pursuant to Article Fourth, Parts II and III of the Restated Certificate, only persons who are nominated in accordance with Section 2.2, Section 2.13 or this Section 2.10 shall be eligible to serve as Directors and only such business as shall have been brought before the meeting in accordance with Section 2.2 or this Section 2.10 shall be conducted at a meeting of Stockholders. Nominations for Union Directors shall be made only by the holders of the Class Pilot MEC Junior Preferred Stock and the Class IAM Junior Preferred Stock, and then only in accordance with the procedures and qualification requirements of the Restated Certificate and any stockholder agreements applicable to such nomination process. Except as otherwise provided by law, the Restated Certificate or these Restated Bylaws, the chairman of the meeting shall have the power and duty to determine whether any proposed nomination or business was made in compliance with these Restated Bylaws and, if such proposed nomination or business is deemed not to have been properly made, to declare that such nomination or proposal has not been properly brought before the meeting and shall be disregarded and declared to be out of order, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the Stockholder (or a Qualified Representative of such Stockholder) proposing any nomination or business to be conducted at a meeting does not appear at the meeting of Stockholders to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(2)    If any information submitted pursuant to this Section 2.10 by any Stockholder proposing any nomination or business for consideration at a Stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.10. Any such Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.10 (including if such Stockholder or any other Proposing Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.10(a)(3)(G)(ii)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Stockholder shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Stockholder pursuant to this Section 2.10 and (B) a written affirmation of any information submitted by such Stockholder pursuant to this Section 2.10 as of an earlier date. If a Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.10.
(3)    If (A) any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a Stockholder’s notice provided under this Section 2.10 and (B) (i) such Proposing Person subsequently either (x) notifies the Corporation that such Proposing Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) no other Proposing Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of

Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a Stockholder’s notice provided under this Section 2.10, such Stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(4)    For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(5)    Notwithstanding the foregoing provisions of this Section 2.10, a Stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.10. This Section 2.10 is expressly intended to apply to any business proposed to be brought before a meeting of Stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.10 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a- 8 under the Exchange Act.
(6)    Any written notice, supplement, update or other information required to be delivered by a Stockholder to the Corporation pursuant to Section 2.10 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
2.11    List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least ten days before each annual or special meeting of the Stockholders, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in such Stockholder’s name. Nothing in this Section 2.11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation. The stock ledger shall be the only evidence as to which Stockholders are the Stockholders entitled to examine the stock ledger or the list required by this Section 2.11, or to vote in person or by proxy at such meeting of the Stockholders.
2.12    Remote Communication. For the purposes of these Restated Bylaws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Stockholders and proxyholders may, by means of remote communication:
(a)    participate in a meeting of Stockholders; and
(b)    be deemed present in person and vote at a meeting of Stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such Stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
2.13    Proxy Access for Director Nominees.
(a)    Definitions. For purposes of this Section 2.13, the following terms shall have the following meanings:
(1)    “Compensation Arrangement” shall mean any direct or indirect compensation or other monetary agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a nominee or as a Director.
(2)    “Eligible Stockholder” shall mean a person who has either (A) been a record holder of the shares of Common Stock used to satisfy the eligibility requirements in Section 2.13(d) continuously for the required three-year period or (B) provides to the Secretary, within the time period referred to in Section 2.13(e), evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries; provided, however, that any holder of Class Pilot MEC Junior Preferred Stock or Class IAM Junior Preferred Stock or any affiliate of such holder shall not qualify as an Eligible Stockholder.
(3)    “Maximum Number” shall mean that number of Directors constituting the greater of (A) two or (B) 20% of the total number of Directors who are subject to election at the next annual meeting by the holders of Common Stock on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.13 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 2.13(c)(1).
(4)    “Minimum Number” shall mean 3% of the number of outstanding shares of Common Stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(5)    “Nominating Stockholder” shall mean any Eligible Stockholder or group of up to 20 Stockholders (a “Nominator Group”) that, collectively as a group, satisfy the requirements to qualify as an Eligible Stockholder, that (A) has (individually and collectively, in the case of a Nominator Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.13 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 2.13), and (B) has nominated a Stockholder Nominee. For the avoidance of doubt, any holder of Class Pilot MEC Junior Preferred Stock or Class IAM Junior Preferred Stock or any affiliate of such holder shall not be eligible to join a Nominator Group.
(6)    “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary pursuant to Section 2.13(f).
(7)    “Own,” “Owned” or “Owning” shall mean those outstanding shares of Common Stock with respect to which a Stockholder possesses both:

(A)    the full voting and investment rights pertaining to the shares; and
(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares:
(i)sold by such Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;
(ii)borrowed by such Stockholder or any of its affiliates for any purposes or purchased by such Stockholder or any of its affiliates pursuant to an agreement to resell; or
(iii)subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such Stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic Ownership of such shares by such Stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index.
A Stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the Stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A Stockholder’s Ownership of shares shall be deemed to continue during any period in which the Stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Stockholder. A Stockholder’s Ownership of shares shall be deemed to continue during any period in which the Stockholder has loaned such shares provided that the Stockholder has the power to recall such loaned shares on five business days’ notice. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether shares constitute shares Owned shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the Stockholders.
(8)    “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

(9)    “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 2.13.
(10)    “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a Director, will act or vote on any issue or question.
(b)    Proxy Access at Annual Meeting. Subject to the provisions of this Section 2.13, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of Stockholders:
(1)    the name of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot;
(2)    disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;
(3)    any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board (subject, without limitation, to Section 2.13(g)(4)), if such statement does not exceed 500 words; and
(4)    any other information that the Corporation or the Board determines, in its discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 2.13.
For the avoidance of doubt, the provisions of this Section 2.13 shall not apply to a special meeting of Stockholders, and the Corporation shall not be required to include a Director nominee of a Stockholder or group of Stockholders in the Corporation’s proxy statement or form of proxy or ballot for any special meeting of Stockholders.
(c)    Maximum Number of Stockholder Nominees.
(1)    The Corporation shall not be required to include in the proxy statement for an annual meeting of Stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.13(e) but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:
(A)    Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;
(B)    Stockholder Nominees who the Board itself decides to nominate for election at such annual meeting;
(C)    the number of incumbent Directors or Director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy statement for an annual meeting of Stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any Stockholder or group of

Stockholders; provided, however, that the Union Directors shall not be included in this number; and
(D)    the number of incumbent Directors who had been Stockholder Nominees at any of the preceding two annual meetings of Stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board.
(2)    Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 2.13 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.
(d)Eligible Stockholders.
(1)    An Eligible Stockholder or Nominator Group may submit a nomination in accordance with this Section 2.13 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends or similar events) of shares of Common Stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares through the date of the annual meeting. The following shall be treated as one Eligible Stockholder or one member of a Nominator Group if such Eligible Stockholder or member of a Nominator Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria:
(A)    funds under common management and investment control;
(B)    funds under common management and funded primarily by the same employer; or
(C)    a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended).
For the avoidance of doubt, in the event of a nomination by a Nominator Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the Nominator Group) that are set forth in this Section 2.13, including the minimum holding period, shall apply to each member of such Nominator Group; provided, however, that the Minimum Number shall apply to the Ownership of the Nominator Group in the aggregate. Should any Stockholder withdraw from a Nominator Group at any time prior to the annual meeting of Stockholders, the Nominator Group shall only be deemed to Own the shares held by the remaining members of the group.
(2)    No Stockholder shall be permitted to be in more than one Nominator Group, and if any Stockholder appears as a member of more than one Nominator Group, or as a member of a Nominator Group and as a Nominating Stockholder without any such group, such Stockholder shall be deemed to be a member of only the Nominator Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Stockholder separate from such Nominator Group.
(e)    Timely Nomination Notice. To be timely, the Nomination Notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation:
(1)    not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary of the date (as stated in the Corporation’s proxy materials relating to that annual meeting) that the Corporation first mailed its proxy statement for the annual meeting of the previous year, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 2.13; or
(2)    if (and only if) the annual meeting is scheduled to be held on a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of the Stockholders, the Nomination Notice to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made, and in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice.
(f)    Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:
(1)    documentary evidence in the form of one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder Owns, and has continuously Owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from the record holder and intermediaries verifying and certifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares through the record date;
(2)    an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Number of shares prior to the date of the annual meeting;
(3)    a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;
(4)    a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominator Group):
(A)the information and other deliverables that would be required to be set forth in a Stockholder’s notice of nomination pursuant to Section 2.10(a)(3), as if the Nominating Stockholder were the Proposing Person under that section;
(B)a detailed description of all communications by such Nominating Stockholder with any other Stockholder or beneficial owner of any securities of the Corporation regarding such Stockholder Nominee;

(C)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(D)a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(E)a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);
(F)a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board;
(G)a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board, (1) an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, or (2) any communication, as described in Rule 14a-1(l)(2)(iv) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the annual meeting and the reasons therefore;
(H)a representation and warranty that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting Stockholders in connection with the election of a Stockholder Nominee at the annual meeting;
(I)a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or Stock Exchange Rules;
(J)a representation and warranty that the Stockholder Nominee: (i) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors; and (ii) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;
(K)a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.13(d);

(L)a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.13(d) through the date of the annual meeting;
(M)the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;
(N)if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board; provided, that any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and
(O)in the case of a nomination by a Nominator Group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
(5)    an executed agreement (which form of agreement shall be provided by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of the Nomination Notice, pursuant to which the Nominating Stockholder (including each member of a Nominator Group) agrees:
(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)    to file any written solicitation or other communication with the Corporation’s Stockholders relating to one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(C)    to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its Stockholders or any other person, including, without limitation, the Nomination Notice;
(D)    to indemnify and hold harmless (jointly with all other members of a Nominator Group, if applicable) the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 2.13, or otherwise arising out of any nomination, solicitation or other activity by any Eligible Stockholder or any member of a Nominator Group in connection with its efforts pursuant to this Section 2.13;
(E)    to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of any misstatement or omission if information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any member of a Nominator Group) with the Corporation, its Stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation and any other recipient of the information that is required to correct the misstatement or omission; and
(F)    in the event that the Nominating Stockholder (including any member of a Nominator Group) has failed to continue to satisfy the eligibility requirements described in Section 2.13(d), to promptly notify the Corporation.
(6)    an executed questionnaire (which form of questionnaire shall be provided by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of the Nomination Notice;
(7)    an executed agreement (which form of agreement shall be provided by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of the Nomination Notice, by the Stockholder Nominee:
(A)to provide to the Corporation such other information as it may reasonably request, including such other information (i) as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation in accordance with the Corporation’s corporate governance guidelines as then in effect or (ii) that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such proposed nominee;
(B)that the Stockholder Nominee has read and agrees, if elected to serve as a member of the Board, to adhere to all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;
(C)that the Stockholder Nominee agrees to be named in the proxy statement as a nominee and to serve as a Director if elected; and
(D)    that the Stockholder Nominee is not and will not become a party to (i) any Compensation Arrangement in connection with such person’s nomination or candidacy for Director and/or such person’s service or action as a Director that has not been disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, or (ii) any Voting Commitment that has not been disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice.

The information and documents required by this Section 2.13(f) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominator Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or any member of a Nominator Group. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.13(f) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary. The Nominating Stockholder shall further update and supplement the Nomination Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).
(g)    Exclusion or Disqualification of Stockholder Nominees.
(1)    If, after the deadline for submitting a Nomination Notice as set forth in Section 2.13(e), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, the Corporation:
(A)    shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and
(B)    may otherwise communicate to its Stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(2)    Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:

(A)    the Corporation receives a notice that a Stockholder intends to nominate a candidate for Director at the annual meeting pursuant to the advance notice requirements set forth in Section 2.10(a);
(B)    the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board;
(C)    the Nominating Stockholder has engaged in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board, (i) an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, or (ii) any communication, as described in Rule 14a-1(l)(2)(iv) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the annual meeting and the reasons therefore;
(D)    the Nominating Stockholder or the designated lead group member of a Nominator Group, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 2.13;
(E)    the Board, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Restated Bylaws or the Restated Certificate or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;
(F)    the Stockholder Nominee was nominated for election to the Board pursuant to this Section 2.13 at one of the Corporation’s two preceding annual meetings of Stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of capital stock entitled to vote for such Stockholder Nominee;
(G)    the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
(H)    the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.13(d), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 2.13.
(3)    Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:
(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, Corporation, partnership, association or other entity, organization or governmental authority;
(C)    the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or
(D)    the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.
(4)    The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(h)    Interpretation. The Board (and any other person or body authorized by the Board, including, without limitation, the chairperson of the relevant annual meeting) shall have the power and authority to interpret this Section 2.13 and to make any and all determinations necessary or advisable to apply this Section 2.13 to any persons, facts or circumstances, including the power to determine (1) whether one or more Stockholders or beneficial owners qualifies as an Eligible Stockholder or Nominator Group, as applicable, (2) whether a Nomination Notice complies with this Section 2.13, (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.13, and (4) whether any and all requirements of this Section 2.13 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board, including, without limitation, the chairperson of the relevant annual meeting) shall be binding on all persons, including the Corporation and its Stockholders (including any beneficial owners). The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.
ARTICLE 3

Board Of Directors
3.1    Number and Term of Office. The number and term of office of Directors on the Board shall be determined as provided in the Restated Certificate.
3.2    Powers. The Board may, except as otherwise provided in the Restated Certificate or the DGCL, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
3.3    Place of Meetings. Meetings of the Board may be held either within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof. It is intended that a majority of the in-person Board meetings in each calendar year shall be held in the Greater Chicago Metropolitan Area.
3.4    Organization Meeting. The Board shall meet as soon as practicable after each annual meeting of Stockholders at the place of such annual meeting for the purpose of organization and the transaction of other business. No notice of such meeting of the Board shall be required. Such organization meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof, signed by all of the Directors.
3.5    Stated Meetings. The Board shall from time to time, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the Entire Board, appoint the time and place for holding stated meetings of the Board; and such meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. Any and all business may be transacted at any stated meeting.
3.6    Special Meetings. Special meetings of the Board shall be held whenever called by the Secretary, at the direction of any three Directors, or by the Chairperson, or, in the event that the office of the Chairperson is vacant, by the Chief Executive Officer, or in the event that the offices of the Chairperson and Chief Executive Officer are vacant, by the Lead Director. Notice of a special meeting shall set forth a description of such meeting and be sent to the Directors as provided in Section 3.7.
3.7    Notices of Board Meetings. Notice of any meeting shall be sent to each Director at his or her residence or usual place of business either (a) by reputable overnight delivery service in circumstances to which such service guarantees next day delivery, not later than on the day that is the second business day immediately preceding the day of such meeting, or (b) by facsimile, telex, telegram or electronic mail, not later than twenty-four (24) hours before the time of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by facsimile, telex, telegram or electronic mail, such notice shall be deemed to be given when transmitted. Notice of any meeting of the Board need not however be given to any Director, if waived by him or her in writing or if, subject to applicable law, he or she shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors shall be present thereat, except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
3.8    Quorum and Manner of Acting. Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, the presence at any organization, stated or special meeting of Directors having at least a majority of the votes entitled to be cast by the Entire Board shall constitute a quorum for the transaction of business; and, except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, the affirmative vote of a majority of the votes entitled to be cast by the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the Directors present may adjourn any meeting, from time to time, until a quorum is present.
3.9    Telephone Meetings. Directors or members of any committee of the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.
3.10    Chairperson of the Board Pro Tempore. In the absence of the Chairperson, the Chief Executive Officer and the Lead Director at any meeting of the Board, the Board may appoint from among its members a chairperson of the Board pro tempore, who shall preside at such meeting, except where otherwise provided by law.
3.11    Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary.

Any such resignation shall take effect at the time received by the Corporation, unless the resignation specifies a later effective date or an effective date determined upon the happening of one or more events.
3.12    Removal of Directors. Any Director or the entire Board may be removed with or without cause as provided under the DGCL.
3.13    Vacancies and Newly Created Directorships. Except as otherwise provided in the Restated Certificate, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may only be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next election of Directors and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.
3.14    Directors’ Fees. The Board shall have authority to determine, from time to time, the amount of compensation that shall be paid to its members for attendance at meetings of the Board or of any committee of the Board, which compensation may be payable currently or deferred.
3.15    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.16    Chairperson of the Board. The Board may elect a Director as Chairperson of the Board. The Chairperson shall determine the agenda for Board meetings, in consultation with the Lead Director, if applicable, and shall preside at all meetings of the Board at which he or she may be present. The Chairperson shall have such other powers and duties as he or she may be called upon by the Board to perform.
3.17    Lead Director. In the event that the Chairperson of the Board is not an Independent Director (as defined below), the Independent Directors may designate a Lead Director. In the event that the Independent Directors do not make such a designation, the Chairperson of the Nominating and Governance Committee shall become the Lead Director on an ex officio basis. The Lead Director shall be one of the Directors who has been determined by the Board to be an “independent director” (any such Director, an “Independent Director”). The Lead Director shall preside at all meetings of the Board at which the Chairperson of the Board is not present, preside over the executive sessions of the Independent Directors, serve as a liaison between the Chairperson of the Board and the Independent Directors and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board.
ARTICLE 4

Board Committees
4.1    Designation.
(a)    Except as otherwise provided in the Restated Certificate, the Board may, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the Entire Board, designate one or more committees of the Board, each such committee to consist of one or more Directors. Except as otherwise provided in the Restated Certificate, unless sooner discharged by the affirmative vote of a majority of the votes entitled to be cast by the Entire Board, members of each committee of the Board shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are appointed.
(b)    So far as practicable, members of each committee of the Board shall be appointed annually at the organization meeting of the Board. The Board may designate one or more Directors as alternate members of any committee of the Board, who may replace any absent or disqualified member at any meeting of such committee. The Nominating/Governance Committee of the Board shall have the power to recommend to the Board a chairperson of each committee of the Board by the affirmative vote of a majority of the votes entitled to be cast by all of the members of the Nominating/Governance Committee. The Board shall have the power to appoint one of its members to act as chairperson of each committee of the Board.
(c)    Notwithstanding the foregoing, except as required by law or otherwise provided in these Restated Bylaws, no committee of the Board will have the authority to (i) issue dividends, distributions or securities, except for issuances of cash or securities pursuant to employee benefit plans; (ii) to approve a Fundamental Change or Change in Ownership, except as may be required in the exercise of fiduciary duties; (iii) to take any action that would require the approval of the Stockholders pursuant to the DGCL; (iv) elect any officer designated as such in Section 5.1 or to fill any vacancy in any such office; (v) designate the Chief Executive Officer or the Chairperson of the Board; (vi) fill any vacancy in the Board or any newly created Directorship; (vii) amend these Restated Bylaws; (viii) take any action that under these Restated Bylaws is required to be taken by vote of a specified proportion of the Entire Board or of the Directors at the time in office; or (ix) take any action, the power or authority for which is reserved for the Entire Board pursuant to Section 141(c)(2) of the DGCL, except as otherwise set forth in such Section 141(c)(2).
4.2    Meetings.
(a)Stated meetings of any committee of the Board shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by the Board or by the affirmative vote of a majority of the votes entitled to be cast by the members of such committee of the Board and upon notification pursuant to Section 4.3 to all the members of such committee. Any and all business may be transacted at any stated meeting of any committee of the Board.
(b)Special meetings of any committee of the Board may be called at any time by the chairperson of such committee or by any two members of such committee. Notice of a special meeting of any committee of the Board shall set forth a description of the business to be transacted at such meeting and be sent to the members of such committee of the Board as provided in Section 4.3.
4.3    Notice of Board Committee Meetings. Notice of any meeting of any committee of the Board shall be sent to each member of such committee at his or her residence or usual place of business either (a) by reputable overnight delivery service in circumstances to which such service guarantees next day delivery, not later than on the day that is the second business day immediately preceding the day of such meeting, or (b) by facsimile, telex, telegram or electronic mail, not later than twenty-four (24) hours before the time of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by facsimile, telex, telegram or electronic mail, such notice shall be deemed to be given when transmitted. Notice of any meeting of a committee of the Board need not however be given to any member of such committee, if waived by him or her in writing or if, subject to applicable law, he or she shall be present at the meeting. Any meeting of a committee of the Board shall be a legal meeting without any notice thereof having been given if all of the members shall be present thereat except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
4.4    Place of Meetings. Meetings of any committee of the Board may be held either within or without the State of Delaware.
4.5    Quorum and Voting Requirements of Board Committees.
(a)    The presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on a committee of the Board shall constitute a quorum for the transaction of business, and any act of a committee of the Board shall require the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of such committee at which a quorum is present.
(b)    The members of any committee of the Board shall act only as a committee of the Board, and the individual members of the Board shall have no power as such.
4.6    Records. Each committee of the Board shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board. The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary to each committee of the Board, or a committee of the Board may, in its discretion, appoint its own secretary.
4.7    Vacancies. Except as otherwise provided in the Restated Certificate, any vacancy in any committee of the Board shall be filled by a majority of the Directors then in office.
4.8    Committee Procedure. The Board by resolution or resolutions shall establish the rules of procedure to be followed by each committee, which shall include a requirement that such committee keep regular minutes of its proceedings and deliver to the Secretary the same.
4.9    Executive Committee.
(a)    In addition to any requirements set forth in the Restated Certificate or these Restated Bylaws, an Executive Committee shall be appointed, to consist of the Chairperson of the Board, the Chief Executive Officer and three or more other Directors; provided, however, that at least a majority of the Executive Committee shall consist of Directors who are neither officers nor employees of the Corporation or of any of its affiliated corporations.
(b)    Subject to the provisions of the DGCL and these Restated Bylaws, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers that may require it, but excluding any powers granted by the Board to any other committee of the Board.
(c)    Subject to any provision in the Restated Certificate or the DGCL, any action herein authorized to be taken by the Executive Committee and which is duly taken by it in accordance herewith shall have the same effect as if such action were taken by the Board.
ARTICLE 5

Officers, Employees and Agents:
Powers And Duties

5.1    Officers. The officers of the Corporation, who shall be elected by the Board, may be a Treasurer and one or more Assistant Treasurers, and shall be a Chief Executive Officer, a President, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant,” “staff” or otherwise, as the Board shall determine), a General Counsel, a Secretary and one or more Assistant Secretaries. The Board may also elect, and may delegate power to appoint, such other officers and select such other employees or agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any officer may also be elected to another office or offices.
5.2    Term of Office. Subject to the provisions of the Restated Certificate or these Restated Bylaws, so far as practicable, each officer shall be elected at the organization meeting of the Board in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until his or her successor is chosen or until his or her earlier death, resignation or removal in the manner hereinafter provided.
5.3    Resignation and Removal of Officers. Any officer may resign at any time upon written notice to the Chief Executive Officer or the Secretary. Any officer may be removed at any time, either for or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the Entire Board, at any meeting called for that purpose. The Board may delegate such power of removal as to officers, agents and employees not appointed by the Board. Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
5.4    Vacancies. If any vacancy occurs in any office, the Board may elect a successor to fill such vacancy for the remainder of the term.
5.5    Chief Executive Officer. The Chief Executive Officer shall have general and active control of the business and affairs of the Corporation. He or she shall have general power (a) to execute bonds, deeds and contracts in the name of the Corporation, (b) to affix the corporate seal, (c) to sign stock certificates, (d) subject to the provisions of the Restated Certificate, these Restated Bylaws and the approval of the Board, to select all employees and agents of the Corporation whose selection is not otherwise provided for and to fix the compensation thereof, (e) to remove or suspend any employee or agent who shall not have been selected by the Board, (f) to suspend for cause, pending final action by the Board any employee or agent who shall have been selected by the Board and (g) to exercise all the powers usually and customarily performed by the chief executive officer of a corporation.
5.6    President. The President, if not designated as Chief Executive Officer of the Corporation, shall perform such duties as are delegated by the Board or the Chief Executive Officer. In the event of an absence, disability or vacancy in the office of the Chief Executive Officer, the President shall act in the place of the Chief Executive Officer with authority to exercise all his or her powers and perform his or her duties.
5.7    Vice Presidents and Other Officers. The several Vice Presidents and other elected officers, including, without limitation, the General Counsel, shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board, or the Chief Executive Officer, respectively. In the event of the absence or disability of the Chief Executive Officer, the President may designate one of the several Vice Presidents to act in his or her place with authority to exercise all of his or her powers and perform his or her duties, provided that the Board may change such designation, or if the President fails or is unable to make such designation, the Board may make such designation at a regular or special meeting called for that purpose.

5.8    Secretary. The Secretary shall attend to the giving of notice of all meetings of Stockholders and the Board and shall keep and attest true records of all proceedings thereat. He or she shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those which are directed to be in charge of the Treasurer, and he or she may delegate responsibility for maintaining the stock ledger to any transfer agent or registrar appointed by the Board. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his or her duties.
5.9    Treasurer. The Treasurer, if any, shall be responsible for the collection, receipt, care, custody and disbursement of the funds of the Corporation and shall deposit or cause to be deposited all funds of the Corporation in and with such depositories as the Board shall, from time to time, direct. He or she shall have the care and custody of all securities owned by the Corporation, and shall deposit such securities with such banks or in such safe deposit vaults, and under such controls, as the Board shall, from time to time, direct. He or she shall disburse funds of the Corporation on the basis of vouchers properly approved for payment by the controller of the Corporation or his or her duly authorized representative. He or she shall be responsible for the maintenance of detailed records of cash and security transactions and shall prepare such reports thereof as may be required. He or she shall have the power to sign stock certificates and to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation and to give proper receipts or discharges therefor. He or she shall have such other duties as are commonly incidental to the office of treasurer of a corporation. In the absence of the Treasurer, an Assistant Treasurer shall perform his or her duties.
5.10    Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these Restated Bylaws or as the Board may, from time to time, determine or as may be assigned to them by any competent superior officer.
5.11    Compensation. Except as otherwise provided in the Restated Certificate, the compensation of all officers of the Corporation shall be fixed, from time to time, by the Board or the Compensation Committee, but this power may be delegated to any officer by the Board or the Compensation Committee in accordance with applicable law.
5.12    Prohibition on Loans to Directors and Executive Officers. The Corporation shall not directly or indirectly extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any member of the Board or executive officer of the Corporation, as such terms are used in Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder.
ARTICLE 6

Stock And Transfers Of Stock
6.1    Stock Certificates. The Common Stock shall be uncertificated. The shares of the Corporation other than the Common Stock shall be represented by certificates or shall be uncertificated. The Board shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the Corporation. Each certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of certificated shares owned by such Stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, Transfer Agent or Registrar at the date of issuance.
6.2    Transfer Agents and Registrars. The Board may, in its discretion, appoint responsible banks or trust companies as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.
6.3    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only upon authorization by the record holder thereof or by such holder’s attorney, successor or assignee thereunto authorized by power of attorney (or other proper evidence of succession, assignment or authority to transfer) duly executed and filed with the Corporation’s Transfer Agent or Registrar. Except as otherwise provided in the Restated Certificate, and subject to any other transfer restriction applicable thereto, shares of certificated stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same with reasonable assurances given that such endorsement is genuine and that all applicable taxes thereon have been paid, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation. No transfer of stock in violation of the provisions of Article Fourth, Part III, Section 1 or Article Fourth, Part IV, Section 1 of the Restated Certificate shall be valid as against the Corporation for any purpose.
6.4    Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, may authorize the issuance of a substitute certificate in place of the certificate lost, stolen or destroyed and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any), provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.
6.5    Record Date.
(a)    In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or, subject to applicable law, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board is authorized, from time to time, to fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such Stockholder meeting, nor more than sixty (60) days prior to any other action.
(b)    A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(c)    Only Stockholders that are Stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, a meeting of Stockholders and any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for any other purpose, as applicable, notwithstanding any transfer of any stock on the stock ledger of the Corporation after any record date so fixed.
ARTICLE 7

Miscellaneous
7.1    Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
7.2    Surety Bonds. The Treasurer, each Assistant Treasurer and such other officers or agents of the Corporation as the Board may direct, from time to time, shall be bonded for the faithful performance of their duties in such amounts and by such surety companies as the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Chief Executive Officer or the chief financial officer.
7.3    Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer or officers and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board.
7.4    Subject to Law and Restated Certificate. All powers, duties and responsibilities provided for in these Restated Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Restated Certificate and all applicable laws.
7.5    Voting of Stocks. Unless otherwise ordered by the Board, the President and General Counsel shall each have full power and authority, in the name of and on behalf of the Corporation, to attend, act and vote at any meeting of stockholders of a corporation in which the Corporation may hold stock, and, in connection with any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might possess and exercise. The Board from time to time may confer like powers upon any other person or persons.
7.6    Dividends. Dividends upon the capital stock may be declared by the Board at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may later or abolish any such reserve or reserves.
7.7    Corporate Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board, the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.8    Forum for Certain Actions.
(a)    Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee of the Corporation to the Corporation or the Corporation’s Stockholders, (iii) any action asserting a claim against the Corporation or any of its Directors, officers or other employees arising pursuant to any provision of the DGCL, these Restated Bylaws or the Restated Certificate (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its Directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
(b)    If any action the subject matter of which is within the scope of subparagraph (a) of this Section 7.8 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any Stockholder, such Stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 7.8 (an “Enforcement Action”) and (ii) having service of process made upon such Stockholder in any such Enforcement Action by service upon such Stockholder’s counsel in the Foreign Action as agent for such Stockholder.
(c)    If any provision of this Section 7.8 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 7.8, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
(d)    For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8.
ARTICLE 8

Amendments
8.1    Amendment of these Restated Bylaws. Except as herein otherwise expressly provided, these Restated Bylaws may be altered or repealed and new bylaws, not inconsistent with any provision of the Restated Certificate or applicable law, may be adopted, either (a) by the affirmative vote of at least a majority of the Directors voting at a meeting of the Board at which a quorum is present or (b) by the affirmative vote of the holders of at least a majority in voting power of the stock entitled to vote thereon, at an annual meeting of Stockholders, or at a special meeting thereof, the notice of which meeting shall include the form of the proposed amendment or supplement to or modification of these Restated Bylaws or of the proposed new bylaws, or a summary thereof.
ARTICLE 9

Restated Certificate to Govern
9.1    Restated Certificate to Govern. Notwithstanding anything to the contrary herein, if any provision contained herein is inconsistent with or conflicts with a provision of the Restated Certificate, such provision herein shall be superseded by the inconsistent provision in the Restated Certificate, to the extent necessary to give effect to such provision in the Restated Certificate.

ARTICLE 10

Emergency Bylaws
10.1    Emergency Bylaws. This Article 10 shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these Restated Bylaws or in the Restated Certificate. To the extent not inconsistent with the provisions of this Article 10, the preceding Sections of these Restated Bylaws and the provisions of the Restated Certificate shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article 10 shall cease to be operative unless and until another Emergency shall occur.

10.2    Meetings; Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

10.3    Quorum. At any meeting of the Board called in accordance with Section 10.2 above, the presence or participation of one Director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 10.2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no Directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as Directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as Directors, or committee members, as the case may be, of the Corporation.

10.4    Liability. No officer, Director or employee of the Corporation acting in accordance with the provisions of this Article 10 shall be liable except for willful misconduct.

10.5    Amendments. At any meeting called in accordance with Section 10.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this

Article 10 as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

10.6    Repeal or Change. The provisions of this Article 10 shall be subject to repeal or change by further action of the Board or by action of the Stockholders, but no such repeal or change shall modify the provisions of Section 10.4 above with regard to action taken prior to the time of such repeal or change.

10.7    Definitions. For purposes of this Article 10, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, Directors, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of Directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

* * *
Adopted as of: September 22, 2022